                                                                    EXHIBIT 10.8

--------------------------------------------------------------------------------

                     OCCUPATIONAL MEDICINE CENTER MANAGEMENT

                                       AND

                              CONSULTING AGREEMENT

                                     BETWEEN

                                OCCUCENTERS, INC.
                             (a Nevada corporation)

                                       AND

               OCCUPATIONAL HEALTH CENTERS OF NEW JERSEY, P.A.
                     (a New Jersey professional association)

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS



                                                                          PAGE

ARTICLE I  ENGAGEMENT, SERVICES AND AUTHORITY
---------------------------------------------
     1.1    Engagement                                                    1

     1.2    Authority                                                     1

     1.3    Authority and Responsibilities of Company                     2

     1.4    Relationship of Parties                                       6

     1.5    Medical and Professional Matters                              7


ARTICLE II  FISCAL MATTERS
--------------------------

     2.1    Accounting Records                                            7

     2.2    Budgets                                                       7

     2.3    Prior Approvals                                               8

ARTICLE III   LICENSE
---------------------

     3.1    Grant of License                                              8

     3.2    Trade Secrets, Proprietary and Confidential
            Information                                                   9

ARTICLE IV  MAINTENANCE OF STANDARDS
------------------------------------

     4.1    Standards of Health Care                                      10

     4.2    Consultants                                                   11

     4.3    Government Regulations                                        12

     4.4    Licenses and Permits                                          10

     4.5    Confidentiality of Records                                    10



     4.6    Medical Services                                              10

ARTICLE V  ASSOCIATION MEDICAL PERSONNEL
----------------------------------------

     5.1    General                                                       10

     5.2    Pay Scales and Personnel Policies                             11


     5.3    Association's Rights                                          11


ARTICLE VI  MANAGEMENT FEES
---------------------------

     6.1    Compensation of Company                                       11


ARTICLE VII  COMPETITION
------------------------

     7.1    General                                                       12

     7.2    Non-Competition by Association                                12

     7.3    Restrictions on Soliciting Business of Company                13

     7.4    Further Covenants                                             13

     7.5    Consideration for Protective Covenants                        14

     7.6    Survival of Protective Covenants                              14

     7.7    Extension of Restrictive Periods                              14



ARTICLE VIII  TERMS AND TERMINATION
-----------------------------------
     8.1    Term                                                          15

     8.2    Termination for Cause                                         15

     8.3    Termination Without Cause                                     15

     8.4    Rights Cumulative                                             16

     8.5    Obligations Not Excused                                       16

     8.6    Renewal                                                       16

     8.7    Remedies Upon Termination                                     16

     8.8    Property                                                      16

ARTICLE VIII  MISCELLANEOUS
---------------------------

     9.1    Assignment                                                    17

     9.2    Sales of Assets                                               17

     9.3    Indemnification                                               17

     9.4    Changes in Applicable Law                                     17

     9.5    Notices                                                       17

     9.6    Entire Agreement; Modification and Change                     18

     9.7    Warranties                                                    18

     9.8    Headings                                                      18

     9.9    Severability                                                  18

     9.10   Governing Law                                                 18

     9.11   Rights Cumulative; No Waiver                                  18


     9.12   Counterparts                                                  18



                          OCCUPATIONAL MEDICINE CENTER
                          ----------------------------

                       MANAGEMENT AND CONSULTING AGREEMENT
                       -----------------------------------

     THIS MANAGEMENT AND CONSULTING AGREEMENT (the "Agreement") is made and entered into effective as of this the date set forth on the signature page hereto (the "Commencement Date") by and between OCCUCENTERS, INC., a Nevada corporation ("Company"), and OCCUPATIONAL HEALTH CENTERS OF NEW JERSEY, P.A., a New Jersey professional association (the "Association").

                              W I T N E S S E T H:

     WHEREAS, the Association is a professional association formed for the purpose of providing medical services;

     WHEREAS, one of purposes of the Company is developing and managing (including both strategic management and onsite management) occupational medicine centers which provide occupational medicine services through various clinic locations (the "Centers");

     WHEREAS, the Association intends to practice occupational medicine in various locations; and

     WHEREAS, the Association desires to engage Company to manage the Centers, such management being limited to strategic management services at certain Centers as specified in this Agreement, and Company is willing to accept such engagement, both subject to the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the foregoing and, in accordance with the terms and conditions set forth below, the parties hereto agree as follows:

                                   ARTICLE I
                                   ---------

                       ENGAGEMENT, SERVICES AND AUTHORITY
                       ----------------------------------

     Section 1.1 Engagement. Subject to the limitations set forth in this
     ----------- ----------
Agreement, the Association hereby engages Company to serve as Association's manager and administrator of non-medical functions and non-physician services related to Association's practice and to perform the functions and to provide the services described in this Agreement, and Company hereby accepts the engagement under the terms and conditions set forth in this Agreement.

     Section 1.2  Authority.
     -----------  ---------

     (a) The Association warrants that the Association has the right, power, legal capacity and authority to enter into and perform the Association's obligations under this Agreement. The Association and further warrants that no approval or consent of any person or entity other than the Association is necessary in connection with the execution of this Agreement. The execution and delivery of this Agreement by the Association has been duly authorized by the Association's Board of Directors.

     (b) Company and its Board of Directors warrant that Company has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement, and further warrant that no approval or consent of any person or entity other than Company is necessary in connection with the execution of this Agreement. The execution and delivery of this Agreement by Company has been duly authorized by Company's Board of Directors.

     Section 1.3  Authority and Responsibilities of Company.
     -----------  -----------------------------------------

     (a) General. Subject to the limitations and conditions set forth in this Agreement, Company, as manager of the Centers, shall have the authority and responsibility to conduct, supervise and manage the day-to-day non-medical operations of the Centers and provide all developmental, management and administrative services attendant to Association's practice. In the absence of oral or written directions by the Association or written policies of the Association, Company shall be expected to exercise reasonable judgment in its management activities. Company shall have responsibility and commensurate authority, subject to the direction of the Association and the written policies of the Association, for all activities described in the foregoing including, but not limited to, the following:

     (1)   Bookkeeping and Accounting. Company will provide
           --------------------------
          Association with all bookkeeping and accounting services necessary or appropriate as Association shall determine to support Association's medical practice including, without limitation, maintenance, custody and supervision of all of Association's business records, papers, documents, ledgers, journals and reports, and the preparation, distribution and recordation of all bills and statements for professional services rendered by Association, including the billing and completion of reports and forms required by insurance companies or governmental agencies, or other third-party payors; provided, however, it is understood that all such business records, papers and documents will be available for inspection by Association at all times.

     (2)  General Administrative Services. Company will provide
          -------------------------------
          Association with overall supervision and management of, including the maintenance and repair of all facilities, and all furniture, fixtures, furnishings, equipment and leasehold improvements located in or upon all of the facilities provided by Company for the use of Association.

     (3)  Non-Physician Personnel. Company will hire, employ, train,
          -----------------------
          compensate and provide to Association all non-medical personnel including, but not limited to, all non-physician technical personnel, receptionists, secretaries, clerks, purchasing and marketing personnel, janitorial and maintenance personnel, and non-physician supervisory personnel, which is now or may hereafter be needed to effectively and efficiently operate Association's medical practice at the facilities provided by Company for the use of Association. All personnel which Company provides to work with Association shall be the employees of Company and Company shall be solely responsible for the payment to all such persons of all compensation, including salary, fringe benefits, bonuses, health and disability insurance, workers compensation insurance, and any other benefits which Company may make available to its employees. Company shall have the sole and exclusive responsibility of hiring, discharging and supervising the non-medical functions of all non-medical personnel which are provided to work with Association pursuant to this Agreement; provided, however, that Association shall be solely responsible for the supervision of all such personnel in connection with any medical functions and responsibilities performed by such personnel.

     (4)  Supplies. Subject to Association approval, Company will
          --------
          acquire and supply to Association all medical and non-medical supplies of every kind, name or nature, which Association may require in order to conduct and operate its medical practice at the facilities provided by Company for the use of Association.

     (5)  Security and Maintenance. Subject to Association approval,
          ------------------------
          Company will provide Association with all services and personnel necessary to provide Association with proper security, maintenance and cleanliness of the facilities provided by Company for the use of Association, and the furniture, fixtures, furnishings and equipment located at such facilities. Additionally, Company will furnish to, or obtain for, Association all laundry, linen, uniforms, printing, stationery, forms, telephones, postage, duplication services, and any and all other supplies and services of a similar nature which are necessary, in Association's opinion, in connection with the day-to-day operation of Association's medical practice at the facilities provided by Company for the use of Association.

     (6)  General Liability and Casualty Insurance. Company will
          ----------------------------------------
          obtain and maintain in full force and effect during the term of this Agreement, and all extensions and renewals thereof, all general liability and casualty insurance of every kind, name and nature which the parties agree is appropriate to protect them against loss in the nature of fire, other catastrophe, theft, public liability and non-medical negligence, in such amounts as the parties shall mutually determine is appropriate.

     (7)  Billing, Collection and Patient Scheduling. Company will, as
          ------------------------------------------
          Association's agent, prepare, mail and collect all bills and statements for all professional medical services rendered by Association, and shall be responsible for all patient scheduling at the facilities provided by Company for the use of Association. All fees for professional services rendered by Association shall be billed by Company in the name of the Association and shall be payable to the Association. All collections made and received by Company for or on account of medical professional services rendered by Association shall be held by Company for Association's benefit and deposited in one or more accounts in the name of the Association, subject to the compensation provisions contained in Section 6.1 below.

     (8)  Marketing. Company will assist Association in the marketing
          ---------
          and distribution of the health care services provided by Association at the facilities provided by Company for the use of Association; and in this respect, shall hire, employ and train marketing personnel sufficient to accomplish this task as well as produce and distribute such written descriptive materials concerning Association's professional services as may be necessary or appropriate to the conduct of Association's medical practice; provided, however, that all of such marketing and services shall be conducted strictly in accordance with law and the rules, regulations and guidelines of all affected governmental and quasi-governmental agencies.

     (9)  Management and Planning Reports. Company will supply to
          -------------------------------
          Association on a regular, periodic basis such internal reports as may be necessary or appropriate for the parties to assist each other in evaluating the non-medical aspects of the performance and productivity of their respective employees as well as in evaluating the efficiency and effectiveness of the rendition of their respective management and medical services.

     (10) Payment of Accounts and Indebtedness.
          ------------------------------------

            (i)  General.  Company shall be responsible for effecting the
                 -------
                       payment of payroll, trade accounts, amounts due on short-term and long-term indebtedness, taxes, and all other obligations of the Association and from the Association's accounts; provided, however, that Company's responsibility shall be limited to the exercise of reasonable diligence and care to apply the Association's funds collected to the Association's obligations in a timely and prudent manner. Company shall have no separate liability with respect to any obligation of the Association. The Association shall authorize

                       Company to draw checks on the Association's accounts as necessary to perform its obligations under this Agreement.

            (ii) Payroll.  Company shall have the authority to utilize a payroll
                 -------
                       agent for the Association, should Company determine the use of such an agent to be desirable.

            (iii)Company Funds.  In no event shall Company have any obligation
                 -------------
                       to supply out of its own funds working capital for the Association or its operations.

            (iv) Accounting and Financial Records.  Subject to the written
                 --------------------------------
                       policies of the Association, and at the expense of the Association, Company shall cause to be prepared and presented to the Association the following financial reports:

                       (a) Within thirty (30) days after the end of each calendar month, a balance sheet dated as of the last day of that month, and a statement showing the income and expenses of the Association for that month and for the fiscal year to date;

                       (b) Within ninety (90) days after the end of each fiscal year of the Association, a balance sheet, dated as of the last day of that fiscal year, and a statement of the income and expenses of the Association for the fiscal year then ended; and

                       (c) Such other reports as Company considers appropriate to keep the Association informed as to its status and condition.

     (11)  Patient Charges. Company and the Association recognize the importance
           ---------------
           of maintaining patient charges which will enable the Association to meet its obligations while containing the cost of health care. The Association, in consultation with Company, shall establish schedules of patient charges for medical services and supplies provided by the Association which takes into account the financial obligations of the Association, the level of patient charges at other clinics, centers or nearby hospitals for similar services and the importance of providing quality health care at a reasonable cost.

     (12)  Ancillary and Other Arrangements. Company shall, at the Association's
           --------------------------------
           expense, make, install, or cause to be made or installed, all necessary and proper repairs, replacements, additions and improvements in and to the property and equipment used in connection with the Association's practice, in order to keep and maintain the facilities in good repair, working order and condition, and outfitted and equipped for operation consistent with the goals and objectives set forth in this Agreement. Company shall negotiate and enter into such agreements as it may deem necessary or advisable for the furnishing of utilities, services and supplies for the maintenance and operation of the Association's practice.

     (13)  Capital Improvements. Company shall, with Association's consent,
           --------------------
           provide professional office space to operate Association's various practice locations.

     (14)  Insurance. The Association shall, at its expense, maintain general
           ---------
           and professional liability insurance with an endorsement naming Company (as agent for the Association) as an additional insured thereunder. Company is authorized to obtain such insurance on Association's behalf.

     (15)  Authority and Responsibility of Company for Centers in Certain
           --------------------------------------------------------------
           Locations. Notwithstanding any provision in this Agreement to the
           ---------
           contrary, for all Centers located within the State of New Jersey, Company's authority and responsibilities shall be strictly limited to strategic management and other services that Company shall provide from its office located in Secaucus, New Jersey. Such services shall include, but not be limited to, business planning, forecasting, budgeting, consultation and other similar services. All services shall be performed by the Company at its corporate offices in Dallas, Texas. The Association shall be responsible for the conduct, supervision and management of the day-to-day medical and non-medical operations of the Centers and for all developmental, management and administrative services attendant to Association's practice at Centers located in the State of New Jersey which Company cannot reasonably perform from its office in Dallas, Texas. Nothing in this Agreement shall be construed as creating an agency relationship between Company and the Association for the performance of services at Centers located in the State of New Jersey, or for Company having any authority or responsibility for providing management or any other services at Center locations in the State of New Jersey. Notwithstanding any other provision in this Agreement, Company and the Association shall not have the authority to bind one another in contractual or other agreements with other parties with respect to Centers located in the State of New Jersey.

     (b)  Reliance. In furtherance of the objectives of this Agreement,
          --------
Company shall be entitled to rely upon formal action taken by the Association as reflected and recorded in the records of the Association or, in the absence thereof, upon instructions received from the Association, or such representative of the Association as the Association may designate, as to any and all acts to be performed by Company.

     (c) Construction. The grant of express authority to Company with
         ------------
regard to specific matters by this Agreement is not intended by the Association to be narrowly construed for the purpose of restricting the authority of Company.

     Section 1.4 Relationship of Parties. The Association shall at all
     ----------- -----------------------
times exercise control over the medical services rendered at the Centers, and Company shall perform its functions to manage the Centers as described in this Agreement in accordance with policies and directives adopted by the Association. By entering into this Agreement, the Association does not delegate to Company any of the powers, duties and responsibilities vested in the Association by law. The Association may, consistent with the terms of this Agreement, direct Company to implement existing policies and may adopt policy recommendations or proposals made by Company. Company and the Association each expressly disclaim any intent to form a partnership, association, or any other entity, or to become joint venturers in the operation of the Centers by virtue of the execution of this Agreement, and shall not be agents of each other except with respect to agency for billing and collections.

     Section 1.5 Medical and Professional Matters. Under no circumstances shall
     ----------- --------------------------------
Company be responsible for any medical matters. Company may, however, consult with the Association and make recommendations concerning such matters. The Association shall be responsible for maintaining all medical records.

                                  ARTICLE II
                                  ----------

                                FISCAL MATTERS
                                --------------

     Section 2.1 Accounting Records. Company shall supervise, direct and
     ----------- ------------------
maintain at the Association's expense, a suitable accounting system on the accrual method of accounting and shall furnish monthly compilations to the Association. This section shall apply with respect to Centers located in the State of New Jersey only to the extent that Company can reasonably provide such services from its offices in Dallas, Texas.

     Section 2.2  Budgets.
     -----------  -------

     (a) Duties of Company. If requested by the Board of Directors of the
         -----------------
Association, Company shall submit to the Association, not less than forty-five
(45) days prior to the end of the fiscal year, the following budgets covering the Association's next fiscal year. These budgets, and any material changes in these budgets during the fiscal year, shall only become effective upon approval of the Association's Board of Directors and shall be subject to any written policies of the Association.

              (1)  Capital Expenditures Budget. A capital expenditure budget
                   ---------------------------
                   setting forth a program of capital expenditures for the Company Center's for the next fiscal year;

              (2)  Operating Budget. A budget setting forth an estimate of the
                   ----------------
                   Association's operating revenues and expenses for the coming fiscal year, together with an explanation of anticipated changes in the Association's utilization and any changes in services offered by the Association to patients, charges to patients, payroll rates and positions, non-wage cost increases, and all other factors differing significantly from the current year;

              (3)  Cash-Flow Projection. A projection of the Association's cash
                   --------------------
                   receipts and disbursements based upon the proposed operating and capital budgets, together with recommendations as to the use of projected cash-flow in excess of short-term operating requirements and as to the sources and amounts of additional cash-flow that may be required to meet the Association's and Company's operating requirements and capital requirements.

     (b) Duties of the Association. The Association shall take action to
         -------------------------
approve or disapprove the budgets proposed by Company not later than twenty-one
(21) days after submission of the budgets to the Association. Notice of the action by the Association with regard to the budgets shall be delivered to Company if all aspects of the budgets as proposed by Company are not approved by the Association. If such notice of disapproval is not delivered to Company within fourteen (14) days prior to the commencement of the Association's fiscal year, the budgets shall be deemed to be approved by the Association as proposed by Company.

     Section 2.3 Prior Approvals. Except with respect to Centers located
     ----------- ---------------
in the State of New Jersey, Company shall have full authority to make non-medical management decisions during the normal course of the Association's daily operations; provided, however, that prior specific approval of the Association's Board of Directors or such officer or officers of the Association as the Association's Board of Directors may designate shall be obtained before Company may take any of the following actions (i) commitment of the Association's funds for any single operating or capital expenditure exceeding Twenty-Five Thousand Dollars ($25,000.00); (ii) binding the Association to any contract exceeding Twenty-Five Thousand Dollars ($25,000.00) in value, or exceeding a term of three (3) years; (iii) material alteration of the services offered or engaged in by the Association; and/or (iv) alteration in the prices charged for medical services offered by the Association.

                                  ARTICLE III
                                  -----------

                                    LICENSE
                                    -------

           Section 3.1. Grant of License. During the term of this Agreement, and
           -----------  ----------------
all renewals and extensions hereof, Company hereby grants a non-exclusive license to the Association to use any and all trade names, trademarks or service marks (collectively, the "Trade Names") and Confidential Information (as hereinafter defined) lawfully owned and used by Company in connection with the Association's medical practice conducted at various facilities owned and/or managed by Company, and any amendment thereof, while and so long as the Association is in full compliance with all the terms, covenants and conditions of this Agreement, and any lease or sublease which Association has with Company in connection with such facilities. Because the license granted to the Association is not exclusive, Company retains the right to license the Trade Names and any and all other trade names and/or service marks and Confidential Information (as hereinafter defined) lawfully owned and used by Company to others or to use any such names, marks and Confidential Information (as hereinafter defined) itself. Upon termination of this Agreement, or upon termination of this license because of the Association's breach of this Agreement, the Association shall immediately cease and discontinue the use of any and all trade names, trademarks, service marks and Confidential Information (as hereinafter defined) then lawfully used and/or owned by Company.

           Section 3.2. Trade Secrets, Proprietary and Confidential Information.
           -----------  -------------------------------------------------------
It is understood that during the course of this engagement, the Association will have access to and become familiar with certain trade secrets, proprietary and confidential information of Company (the "Confidential Information") which includes, by way of illustration and not by way of limitation (i) lists containing the names of past, present and prospective accounts, customers, employees, principals and suppliers; (ii) the past, present and prospective methods, procedures and techniques utilized in identifying prospective referral sources, patients, customers and suppliers and in soliciting the business thereof; (iii) the past, present and prospective methods, procedures and techniques used in the operation of Company's businesses, including the methods, procedures and techniques utilized in marketing, pricing, applying and delivering Company's occupational health products and services; and (iv) compilations of information, records and processes which are owned by Company and/or which are used in the operation of the business of Company or Association, including, without limitation, computer software programs.

                                  ARTICLE IV
                                  ----------
                           MAINTENANCE OF STANDARDS
                           ------------------------

           Section 4.1. Standard of Health Care. Company shall use its best
           -----------  -----------------------
efforts to assure that the Association meets a high standard of health care in accordance with the written policies adopted by the Association and the resources available.

           Section 4.2. Consultants. Company shall be the non-medical consultant
           -----------  -----------
for the Association and shall use its administrative and managerial experience and expertise to carry out this Agreement. If other non-medical consultants are needed, Company may employ such non-medical consultants at its expense.

           Section 4.3. Government Regulations. Company and the Association
           -----------  ----------------------
shall each use its best efforts to assure that the Center complies with the requirements of any statute, ordinance, law, rule, regulation, or order of any governmental or regulatory body having jurisdiction respecting the Center.

           Section 4.4. Licenses and Permits. On behalf of the Association,
           -----------  --------------------
Company shall apply for, and use its best efforts to obtain and maintain, in the name of and at the expense of the Association, all licenses and permits required in connection with the management and operation of the Centers. The Association shall cooperate with Company and use its best efforts in applying for, obtaining and maintaining such licenses and permits.

           Section 4.5. Confidentiality of Records. Company shall use its best
           -----------  --------------------------
efforts to protect the confidentiality of the records of the Association and shall comply with all applicable federal, state and local laws and regulations relating to the medical and financial records of the Association.

           Section 4.6. Medical Services. From time to time and as appropriate,
           -----------  ----------------
Company may make written recommendations to the Association concerning changes in the medical services offered by the Centers. Prior to instituting any proposed changes, Company shall obtain the written approval of the Association.

                                   ARTICLE V
                                   ---------

                         ASSOCIATION MEDICAL PERSONNEL
                         -----------------------------

           Section 5.1. General. The Association shall retain responsibility for
           -----------  -------
all decisions related to the employment of all medical personnel including hiring, promotion, discharge, compensation, training and professional assignments. Company shall review all personnel matters and make recommendations to the Association on appropriate actions or policies. Consistent with the directions of the Association, Company shall recruit medical personnel, including physicians and physician assistants, for employment by the Association; provided, however, no such services shall be performed by Company within the State of New Jersey. All such medical personnel shall be the employees of, and shall be carried on, the payroll of the

Association and shall not be the employees of Company. The Association shall be solely liable to such medical personnel for their wages, compensation and benefits, if any. For purposes of this Section 5.1, the term "benefits" shall
                                       -----------
include the Association's employer contribution to FICA, unemployment compensation and any other employment taxes, workers' compensation, pension plan contributions, group life and accident and health insurance premiums, retirement, disability and other similar benefits.

           Section 5.2. Pay Scales and Personnel Policies. Company shall review
           -----------  ---------------------------------
and make recommendations to the Association regarding the pay scales of the Association's employees and the number of physicians required for the Association's operations. With the approval of the Association, Company shall institute and implement any changes or recommendations so approved.

           Section 5.3. Association's Rights. The Association shall have the
           -----------  --------------------
right to demand by written notice delivered to Company that any employee of Company be terminated, but only if the termination is reasonably and legally supportable in the opinion of Company as a termination for cause. Otherwise, the termination of an employee at the instance of the Association shall only be completed upon the Association's agreement to indemnify Company with respect to any liability for such termination, including but not limited to, unemployment insurance taxes, and such indemnity shall be in a form and under terms satisfactory to Company.

                                  ARTICLE VI
                                  ----------

                                MANAGEMENT FEES
                                ---------------

Section 6.1. Compensation of Company. The Association shall retain from Adjusted
-----------  -----------------------
Gross Revenues (as hereinafter defined) (i) an amount sufficient to pay on a monthly basis those physicians, physician assistants, and other medical personnel who are employed by or under contract to the Association; (ii) an amount sufficient to pay all benefits provided to such physicians, physician assistants, and other medical personnel including, but not limited to, FICA, unemployment taxes and any other employment taxes, group life, accident and health insurance premiums and other similar benefits; (iii) amounts sufficient to pay license/certification fees, professional organization dues, professional publication subscriptions; (iv) an amount sufficient to pay any additional compensation to the Association's employees pursuant to any bonus or incentive arrangement between the Association and its employees; (v) for Centers located in the State of New Jersey, amounts sufficient to pay all costs for necessary management of the day-to-day non-medical operations of such Centers and for all necessary developmental, management and administrative services attendant to the Association's practice, as detailed in Section 1.3 of this Agreement, to the extent that, pursuant to Subsection 1.3(15)(a) of such section, they are not provided by Company at such locations; (vi) any remaining revenues (after payment of compensation to Company); and (vii) other amount(s) as agreed to between the parties; provided, however, that the aggregate amount retained by the Association in any fiscal year shall never exceed the sum of amounts received pursuant to subsection 6.1(v) herein, and thirty percent (30%) of Adjusted Gross Revenues (as hereinafter defined). Any Adjusted Gross Revenues (as hereinafter defined) in excess of the amounts to be retained by the Association shall be paid to and belong to Company as compensation for the services provided under this Agreement. "Adjusted Gross Revenues" shall mean an amount equal to all billings for medical services, ancillary charges, facility charges, and supplies, less discounts and bad debt allowance.

                                  ARTICLE VII
                                  -----------

                              PROTECTIVE COVENANTS
                              --------------------

           Section 7.1. General. The Association expressly acknowledges that the
           -----------  -------
Association and the Association's employees will be given access to, and be provided with, business methods, trade secrets and other proprietary information in connection with Company's business and the Association's practice of occupational medicine. Association expressly acknowledges and agrees that the Confidential Information (as hereinafter defined), is proprietary and confidential and if any of the Confidential Information was imparted to or became known by any persons, including Association and its employees, engaging in a business in any way competitive with that of Company's and/or Association's, such disclosure would result in hardship, loss, irreparable injury and damage to Company, the measurement of which would be difficult, if not impossible, to determine. Accordingly, the Association expressly agrees that Company has a legitimate interest in protecting the Confidential Information and its business goodwill, that it is necessary for Company to protect its business from such hardship, loss, irreparable injury and damage, that the following covenants are a reasonable means by which to accomplish those purposes, and that violation of any of the protective covenants contained herein shall constitute a breach of trust and is grounds for immediate termination of this Agreement and for appropriate legal action for damages, enforcement and/or injunction.

           Section 7.2. Noncompetition by Association. Association covenants
           -----------  -----------------------------
that, during the term of this Agreement and for a period of two (2) years immediately thereafter, irrespective of which party terminates this Agreement and whether such termination is for cause or otherwise, it will not directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder (other than ownership of securities of publicly held corporations of which Physician owns less than one percent (1%) of any class of outstanding securities), corporate officer, director, investor or financier or in any other individual or representative capacity, engage or participate in any business within the Prohibited Area (as hereinafter defined) that is in competition in any manner whatsoever with Company businesses and the products or services offered by Company in such areas, including, without limitation, the operation or staffing of any occupational medicine center or clinic, without the prior written consent of Company. Notwithstanding the foregoing, in the event of the termination of this Agreement for whatever reason, the Association may engage in such activities solely for the purpose of providing such services to its members and/or physician employees. For purposes of this subsection, the term

"Prohibited Area" means within twenty (20) miles of any Clinic owned, operated or managed by Company at the time of such termination. The Association further agrees that the Association will require all employees to execute employment containing provisions substantially similar to this Article VII protecting
                                                    -----------
Company and the Association from competition by such employees.

           Section 7.3. Restrictions on Soliciting Employees of Company. The
           -----------  -----------------------------------------------
Association covenants that, during the term of this Agreement and for a period of two (2) years immediately thereafter, irrespective of which party terminates this Agreement, and whether such termination is for cause, the Association and the Association's members, directors, employees, agents and representatives will not, either for itself or for any other person, firm, corporation or other entity, except as may be required in the course of rendering services as contemplated under this Agreement, either directly or indirectly (i) induce, or attempt to induce, any employee of Company to terminate his or her employment or hire away or attempt to hire away, any employee of Company; (ii) induce, or attempt to induce, any present or future supply or service resource (including investment and other financing resources) to withdraw, curtail, or cancel the furnishing of supplies or services (including investment and other financing resources) to Company; or (iii) engage in any act or activity which would interfere with or harm any business relationship Company may have with any employee, principal or supplier.

           Section 7.4. Further Covenants. The Association acknowledges that the
           -----------  -----------------
Confidential Information gives Company an advantage over its competitors, and that the same is not available to or known by Company's competitors or the general public. The further acknowledges that Company and the Association have devoted substantial time, money and effort in the development of the Confidential Information and in maintaining the proprietary and confidential nature thereof. The further acknowledges its position with Company is one of the highest trust and confidence by reason of the Association's knowledge of, access to, and contact with the Confidential Information. The agrees to use its best efforts and exercise utmost diligence to protect and safeguard the Confidential Information. The Association covenants that, during the term of this Agreement and for a period of two (2) years immediately thereafter, regardless of which party terminates this Agreement and whether such termination is for cause, the Association will not disclose, disseminate or distribute to another, nor induce any other person to disclose, disseminate or distribute, any Confidential Information of Company, directly or indirectly, either for the Association's own benefit or for the benefit of another, whether or not acquired, learned, obtained or developed by the Association alone or in conjunction with others, nor will the Association use or cause to be used any Confidential Information in any way except as is required in the course of the Association's performance pursuant to the terms of this Agreement. The Association acknowledges and covenants that all Confidential Information relating to the business of Company, whether prepared by the Association or otherwise coming into its possession, shall remain the exclusive property of Company, shall not be copied or otherwise reproduced in whole or in part, and shall not be removed from the premises of Company under any circumstances whatsoever without the prior written consent of Company. The Association further covenants that all memoranda, notes, records, drawings or other documents made, compiled, acquired or received by the Association during the term of this

Agreement, concerning any business activity, including, but not limited to, management techniques, names of referral sources, names of customers, marketing and sales techniques, and the pricing of products and services, shall, together with all copies, be delivered, in good condition, to Company, immediately upon termination of this Agreement by either party, or at any time, upon Company's request.

           Section 7.5. Consideration for Protective Covenants. The license
           -----------  --------------------------------------
granted in Article III of this Agreement is hereby allocated as separate and additional consideration to the Association for its adherence to these protective covenants, the Association acknowledges and agrees that the license would not be granted were it not agreeing to the protective covenants referenced in this Article VII.

           Section 7.6. Survival of Protective Covenants. Each covenant herein
           -----------  --------------------------------
on the part of the Association shall be construed as an agreement independent of any other provision of this Agreement, unless otherwise indicated herein, and shall survive the termination of this Agreement, and the existence of any claim or cause of action of the Association against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of such covenant.

           Section 7.7. Extension of Restrictive Periods. If the Association
           -----------  --------------------------------
violates the protective covenants hereunder and Company brings legal action for injunctive or other relief hereunder, Company shall not, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full restrictive periods of the protective covenants contained in this Article VII. Accordingly, such restrictive periods for the purposes of this Article VII shall be deemed to have a duration of the respective time periods stated in this
Article VII, computed from the date relief is granted, but reduced by the time between the period when the restriction began to run and the date of the first violation of the covenant by the Association.

                                 ARTICLE VIII
                                 ------------

                             TERM AND TERMINATION
                             --------------------

           Section 8.1. Term. This Agreement shall commence on the Commencement
           -----------  ----
Date and shall continue until terminated upon the earliest of (i) the date for termination for cause pursuant to Section 8.2 below; (ii) termination without
                                  -----------
cause upon notice described in Section 8.3 below; (iii) written agreement of the
                               -----------
parties to this Agreement; or (iv) December 30, 2033 (the "Initial Term") or any successive term (as described in Section 8.5) unless renewed pursuant to the
                                 -----------
terms of Section 8.5.
         -----------

           Section  8.2.  Termination  for Cause.  This Agreement may be
           ------------   ----------------------
terminated without notice by either party for any of the following reasons:

           (a) If either party shall apply for, or consent to, the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets, file a voluntary petition in bankruptcy, make a general assignment for the benefit of creditors, file a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law, or if a final order, judgment or decree shall be entered by a court of competent jurisdiction, on the application of a creditor, adjudicating such party a bankrupt or insolvent or approving a petition seeking reorganization of such party or appointing a receiver, trustee or liquidator of such party of all or a substantial part of its assets;

           (b) The breach or default in performance of this Agreement by either party, provided that such breach or default continues for a period of thirty
(30) days after written notice thereof has been given by the nondefaulting party to the defaulting party;

           (c) Receipt by either party of a final order of any governmental agency or court of competent jurisdiction concerning the business, affairs, or practices of either of the parties which require such termination;

           (d) Termination of the Association's practice of medicine in the applicable state; or

           (e) Termination or suspension of a physician's license or physicians' licenses so that the Association is unable to provide medical services in the state where such physician is duly licensed to practice medicine.

           Section 8.3. Termination Without Cause. This Agreement may be
           -----------  -------------------------
terminated, at any time, without cause by either party (the "Terminating Party") giving to the other party one hundred eighty (180) days prior written notice of the Terminating Party's intent to terminate the Agreement.

           Section 8.4. Rights Cumulative. The various rights and remedies
           -----------  -----------------
herein provided for shall be cumulative and in addition to any other rights and remedies the parties may be entitled to pursue under the law. The exercise of one or more of such rights or remedies shall not prejudice the rights or remedies of either party to exercise any other right or remedy at law or in equity or pursuant to this Agreement.

           Section 8.5. Obligations Not Excused. Termination of this Agreement
           -----------  -----------------------
shall not release or discharge either party from any obligation, debt or liability which shall have previously accrued and remained to be performed upon the date of termination.

           Section 8.6. Renewal. Unless otherwise agreed by the Association and
           -----------  -------
Company or earlier termination pursuant to an event described in either Section
                                                                        -------
8.2 or Section 8.3, upon the expiration of the Initial Term, or any successive
---    -----------
term, this Agreement shall be automatically renewed for successive five (5) year terms without limitation as to the number of terms and without the necessity of any further action on the part of the Association and/or Company.

           Section 8.7. Remedies Upon Termination. Upon termination of this
           -----------  -------------------------
Agreement, the Association shall remove from any Center all property of the Association, and neither party shall have any further obligations under this Agreement except pursuant to Article VIII and Sections 8.5 and 9.3 of this
                             ------------     --------------------
Agreement. Company shall be entitled to receive payment of all amounts unpaid but earned up to the date of termination, which payment shall be due on the date on which the Association vacates Company's premises and relinquishes to Company sole possession of any and all property of Company, including, but not limited to, financial records and all other documents necessary for or related to its business.

           Section 8.8. Property Due on Termination. On the termination of this
           -----------  ---------------------------
Agreement, each party shall immediately deliver or cause its employees or agents to deliver in good condition all property in its possession which belongs to the other party, ordinary wear and tear and damage by any cause beyond the reasonable control of either party excepted.

                                  ARTICLE IX
                                  ----------

                                 MISCELLANEOUS
                                 -------------

           Section 9.1.  Assignment.  This Agreement may not be assigned by
           -----------   ----------
either party without the prior written consent of the other party.

           Section 9.2.  Sales of Assets.  Company warrants that it will not
           -----------   ---------------
sell all or substantially all of its assets without the prior written consent of the Association.

           Section 9.3.  Indemnification. The Association shall protect,
           -----------   ---------------
indemnify, and save Company and the directors, officers, shareholders and employees of Company harmless from and against any and all liability and expense of any kind, arising from injuries or damages to persons or property in connection with the practice of medicine at any Center, unless such liability results solely from the gross negligence or willful misconduct of Company and/or its directors, officers, shareholders and employees in the management of the Center. Company shall protect, indemnify and save the Association and its members, directors, officers, shareholders and employees harmless from and against any and all liability and expense of any kind, arising from injuries or damage to persons or property in connection with the operation of any Center, unless such liability results solely from the gross negligence or willful misconduct of the Association and/or its members, directors, officers, shareholders, employees, its agents and/or representatives in the management of the Association's practice.

           Section 9.4. Changes in Applicable Law. Company and the Association
           -----------  -------------------------
understand that the federal, state, and local laws and regulations applicable to this Agreement may be amended from time to time and agree to execute any amendments to this Agreement necessary to maintain compliance with those laws and regulations.

           Section 9.5. Notices. Any notice or other communication by the
           -----------  -------
parties to each other shall be in writing and shall be given, and be deemed to have been given, if either delivered personally or mailed, postage prepaid, registered or certified mail and addressed as follows:

           If the Association:          Occupational Health Centers of
                                        New Jersey, P.A.
                                        405 County Avenue
                                        Secaucus, NJ  07094
                                        Attn: Barry Halejian, M.D.

           If to Company:               OccuCenters, Inc.
                                        3010 LBJ Freeway, Suite 400
                                        Dallas, Texas 75234
                                        Attn: John K. Carlyle

or to such other address, and to the attention of such other person or officer, as either Company or the Association may designate in writing.

           Section 9.6. Entire Agreement; Modification and Change. This
           -----------  -----------------------------------------
Agreement contains the entire agreement between the parties to this Agreement and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. This Agreement, and any provision or time period specified in this Agreement, cannot be changed or modified except by another agreement in writing executed by both parties.

           Section 9.7. Warranties. The parties warrant that each has the legal
           -----------  ----------
capacity to enter into this Agreement, that the execution has been duly approved by their respective board of directors, and that their respective obligations do not violate any statute, ordinance, ruling of any administrative body, or any agreement to which either the Association or Company is a party.

           Section 9.8.  Heading.  The headings contained in this Agreement are
           -----------   -------
for convenience of reference only and are not intended to define, limit or proscribe the scope or intent of any provision of this Agreement.

           Section 9.9. Severability. If any provision of this Agreement or its
           -----------  ------------
application to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and application of its provisions to other persons or circumstances shall not be affected and shall be enforced to the greatest extent permitted by law.

           Section  9.10.  Governing  Law.  This Agreement shall be deemed to
           -------------   --------------
have been made under, and shall be construed and interpreted in accordance with, the laws of the State of New Jersey.

           Section 9.11. Rights Cumulative; No Waiver. No right or remedy in
           ------------  ----------------------------
this Agreement conferred upon or reserved to either party is intended to be exclusive or any other right or remedy, and each right and remedy shall be cumulative and in addition to any other right or remedy given under this Agreement, or now or hereafter legally existing upon the occurrence of an event of default under this Agreement. The failure of either party to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement shall not impair the right or remedy to be construed as a waiver or other relinquishment of it with respect to subsequent defaults.

           Section 9.12.  Counterparts.  This Agreement may be executed
           ------------   ------------
simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers, effective as of December 31, 1993 (the "Commencement Date").

                                   ASSOCIATION:
                                   -----------

                                   OCCUPATIONAL HEALTH CENTERS OF NEW JERSEY, P.A., a New Jersey professional association

                                   By: /s/ Barry Halejian, M.D.
                                       -------------------------------
                                       Barry Halejian, M.D., President

                                    COMPANY:
                                    -------

                                    OCCUCENTERS, INC., a Nevada corporation

                                    By: /s/ John K. Carlyle
                                        -------------------------------------
                                        John K. Carlyle, President and Chief
                                        Executive Officer